Exhibit 10.1

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of February 25, 2016 to that certain Amended and Restated Loan and Security Agreement dated as of October 30, 2015 (as may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”) among Sypris Solutions, Inc., a Delaware corporation (“Solutions”), Sypris Data Systems, Inc., a Delaware corporation (“Systems”), Sypris Electronics, LLC, a Delaware limited liability company (“Electronics”), Sypris Technologies, Inc., a Delaware corporation (“Technologies”), Sypris Technologies International, Inc., a Delaware corporation (“International”), Sypris Technologies Kenton, Inc., a Delaware corporation (“Kenton”), Sypris Technologies Marion, LLC, a Delaware limited liability company (“Marion”), Sypris Technologies Mexican Holdings, LLC, a Delaware limited liability company (“Mexican Holdings”), Sypris Technologies Northern, Inc., a Delaware corporation (“Northern”) and Sypris Technologies Southern, Inc., a Delaware corporation (“Southern”, and together with Solutions, Systems, Electronics, Technologies, International, Kenton, Marion, Mexican Holdings and Northern, individually or collectively as the context may require, “Borrower”), each of Sypris Technologies Toluca, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable (“Toluca”) and Sypris Technologies México, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable (“Mexico”, and together with Toluca, collectively, the “Guarantors”), and Siena Lending Group LLC, as originating lender, and after the Closing Date as servicer for affiliated assignee, Siena Funding LLC, a Delaware limited liability company (“Siena Funding”), and together with Siena Funding, collectively, “Lender”). Terms which are capitalized in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, Borrower has requested and Lender has agreed to amend the Loan Agreement on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section One     . Amendments.      Effective upon the satisfaction of the conditions set forth in Section Two hereof, the Loan Agreement is hereby amended as follows:

    (a)  Each of the defined terms “Fixed Charge Test Commencement Date”, “Permitted Indebtedness” and “Subordinated Debt shall be amended and restated in its entirety as follows:

“Fixed Charge Test Commencement Date” means the first day after the First Amendment Effective Date upon which Borrowers’ Excess Availability is less than $3,000,000; provided, that if the Permitted Sale-Leaseback Transaction shall not be consummated (pursuant to documentation in form and substance satisfactory to Lender in its Permitted Discretion delivered to Lender provided that such documentation shall provide for a closing where sale proceeds are paid and distributed simultaneously with Term Debt Agent’s release of the mortgage encumbering the Toluca Property) on or prior to March 11, 2016, then, the $3,000,000 threshold shall automatically increase to $4,000,000.

“Permitted Indebtedness” means: (i) the Obligations; (ii) the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (a) the principal amount thereof is not increased, (b) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (c) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (iii) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding; (iv) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (v) the Subordinated Debt owing by the Borrower in an aggregate amount not exceeding $6,500,000 (plus interest, less the aggregate amount of any payments made thereon after the Closing Date) at any time outstanding and then solely to the extent the Subordinated Debt is subject to, and permitted by, the Subordinated Debt Subordination Agreement; (vi) so long as it is subject to the Intercreditor Agreement, the Term Debt Permitted Indebtedness and (vii) so long as such Indebtedness is on terms and conditions satisfactory to Lender and subject to a subordination agreement in form and substance satisfactory to Lender, additional subordination indebtedness in an original principal amount not to exceed the sum of (y) up to $5,000,000 but only to the extent incurred to satisfy the funding requirement with respect to the Cash Collateral Account set forth in clause (e)(ii) of the definition of Permitted Sale-Leaseback Milestones (as defined in the Term Debt Loan Agreement) (and actually deposited in such Cash Collateral Account) plus (z) up to $1,500,000, but only to the extent incurred and contributed as a Curative Investment pursuant to the terms of Section 7.4.

“Subordinated Debt” means (a) that indebtedness evidenced by that certain Second Amended and Restated Promissory Note dated as of the date hereof and issued by Borrowers in favor of Gill Family Capital Management, Inc., a Delaware corporation in an original principal amount equal to $6,500,000 and (b) all other unsecured Indebtedness subordinated in right of payment to the Obligations on terms acceptable to Lender in its Permitted Discretion.

    (b)  Each of the new defined terms “First Amendment Effective Date” and “Tampa Reserve” shall be added to the Loan Agreement in the appropriate alphabetical order as follows:

“First Amendment Effective Date” means February 26, 2016.

“Tampa Reserve” means that certain rent Reserve in the amount of $505,000, which amount represents in the aggregate four months of regularly-scheduled lease payments, in respect of a notice of default (the “Notice of Default”) received by Borrowers from the landlord at Borrower’s leased premises located at 10901 North McKinley Drive, Tampa Florida and the general ongoing uncertainty relating to the continued safety and security of and Borrower’s and/or Lender’s access to the Collateral located at such location as a result of such Notice of Default.

(c)    Financial Advisor. Section 5.28 of the Loan Agreement shall be amended and restated in its entirety as follows:

“On or before February 26, 2016, Borrower shall, at its sole cost and expense, engage a financial advisor (the “FA”), acceptable to Lender in its reasonable discretion, pursuant to an engagement letter, the scope and terms of which shall be acceptable to Lender in its reasonable discretion, until such time as the Obligations have been indefeasibly paid in full or such earlier time upon mutual agreement of Lender and Borrower. The FA’s responsibilities shall be consistent with the updated engagement letter, dated as of the date hereof and be authorized by, and the FA shall report directly to, the Audit Committee of the Board which is and shall be composed solely of “Independent Directors” (as defined in applicable NASDAQ listing requirements). The FA shall review the Borrower’s existing business plan and make recommendations in the form of a turnaround plan (the “Turnaround Plan”) which Turnaround Plan, including updated forecasts and projections shall be completed and delivered before March 7, 2016. Lender is authorized to communicate directly with the FA (including, without limitation, without Borrower being present) regarding all matters relating to the services to be rendered by the FA to Borrower, including, without limitation, to discuss all financial reports, business information, findings, recommendations and opinions of the FA. The FA is authorized and directed to communicate directly with Lender (including, without limitation, without Borrower being present) regarding all matters relating to the services to be rendered by the FA to Borrower, including, without limitation, to discuss all financial reports, business information, and all findings, recommendations and opinions of the FA. The FA shall be authorized and directed by Borrower to provide Lender with copies of all reports and other information prepared or reviewed by the FA. Lender may rely on any information provided by the FA as if provided directly by Borrower. The Borrower shall implement all actions reasonably recommended and deemed advisable by the FA, and approved by the Audit Committee and the Board of Directors, in connection with the Turnaround Plan.

(d)     Revised Forecast and 13-week Budget. Schedule D to the Loan Agreement shall be amended by adding the following requirements:

“On or before February 15, 2016 and thereafter, on or before the close of business each Thursday of each week, Borrower shall deliver to Lender a 13 week rolling cash flow model, prepared in good faith based upon assumptions which Borrower believes to be reasonable, including (i) a weekly cash flow forecast in reasonable detail satisfactory to Lender including receipts, disbursements and such line item detail as satisfactory to Lender, (ii) a weekly Borrowing Base calculation, (iii) weekly cumulative variance report, detailing and reconciling forecasted results and actual results (iv) an Accounts rollforward, prepared by either Borrower or the FA.”

“On or before February 15, 2016 and thereafter, on or before the close of business on the 15th day of each calendar month thereafter, Borrower shall deliver to Lender an Inventory rollforward, prepared by either Borrower or the FA.”

(e)     Inventory Sublimits. Section 1(d)(i) of Schedule A of the Loan Agreement shall be amended and restated in its entirety as follows:

(i)Overall sublimit on advances against Eligible Inventory of Electronics:

$200,000, only to the extent that the aggregate amount of advances against Eligible Inventory of Electronics exceeds 100% of the amount set forth in clause (i) of the definition of Borrowing Base, less any Reserves established against Accounts (including, without limitation any Dilution Reserve)

Section Two. Covenants. Borrower and Lender hereby covenant and agree as follows:

(a)     Removal of Tampa Reserve. Upon the First Amendment Effective Date, Lender shall remove the Tampa Reserve; provided, however that the Tampa Reserve shall be reinstituted immediately if the Permitted Sale-Leaseback Transaction shall not be consummated (pursuant to documentation in form and substance satisfactory in Lender’s Permitted Discretion delivered to Lender) on or prior to March 11, 2016. If the Permitted Sale-Leaseback Transaction shall be consummated after March 11, 2016, then the Tampa Reserve shall be removed upon Lender’s receipt of evidence of the consummation of such Permitted Sale-Leaseback Transaction.

(b)     Removal of Howard Street Reserve. Upon the First Amendment Effective Date, Lender shall remove the Reserve in the amount of $150,000 in respect of certain environmental concerns arising with respect to the real property located at 2612 Howard Street, Louisville, KY on or before December 16, 2015 (the “Howard Street Reserve”); provided, however that the Howard Street Reserve shall be reinstituted immediately if the Permitted Sale-Leaseback Transaction shall not be consummated (pursuant to documentation in form and substance satisfactory in Lender’s Permitted Discretion delivered to Lender) on or prior to March 11, 2016. If the Permitted Sale-Leaseback Transaction shall be consummated after March 11, 2016, then the Howard Street Reserve shall be removed upon Lender’s receipt of evidence of the consummation of such Permitted Sale-Leaseback Transaction.

(c)     Events of Default. Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, failure by Borrower to satisfy any of the foregoing covenants and amended sections of the Loan Agreement within the applicable time frames set forth above (or such later date as Lender may agree in its sole discretion) shall constitute an immediate Event of Default under the Loan Agreement. The termination of the FA by Borrower without cause, or the resignation of the FA, in either case without the replacement of the FA from a list of at least three (3) FA’s provided by Lender to Borrower within two (2) Business Days of Lender’s receipt of written notice of such resignation which are with a Person acceptable to Lender in its Permitted Discretion within a reasonable period of time not to exceed ten (10) Business Days shall be deemed an immediate Event of Default.

Section Three.  Conditions Precedent. The satisfaction (or waiver in writing by Lender) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “First Amendment Effective Date”):

(a)     Lender shall have received (i) this Amendment, duly executed by the parties hereto; and (ii) the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed by the parties hereto;

(b)     Lender shall have received that certain Second Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”), in form and substance satisfactory to Lender, duly executed and delivered by the parties thereto and such Fee Letter shall be in full force and effect;

(c)     Lender shall have received a First Amendment to Loan and Security Agreement, Amended and Restated Fee Letter, and reaffirmation and consent of each Guarantor, in each case in respect of the Term Debt Documents and duly executed by the parties hereto;

(d)     Lender shall have received a fully-executed engagement letter between Solutions and Huron Consulting Services LLC in form and substance reasonably satisfactory to Lender;

(e)     No Default or Event of Default shall have occurred or be continuing on the date hereof nor shall either result from the consummation of the transactions contemplated herein;

(f)     Borrower shall have paid, or made arrangements for the payment simultaneously herewith to Lender of all reasonable and documented out-of-pocket third party expenses (including legal fees and other disbursements and expenses) incurred by Lender (i) prior to the date hereof and (ii) in connection with all this Amendment;

(g)     After giving effect to this Amendment, the representations and warranties contained herein, in the Loan Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representation and warranties related solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(h)     Lender shall have received (i) evidence satisfactory to Lender that Borrower has received cash in an amount not less than $1,000,000 from Gill Family Capital Management, Inc. in the form of the proceeds of a subordinated loan constituting Subordinated Debt, (ii) copies of the executed Subordinated Debt Documents evidencing such Subordinated Debt and (iii) a Second Amended and Restated Subordination Agreement between Lender and Gill Family Capital Management, Inc. in respect of the increased amount of Subordinated Debt.

Section Four.  Representations and Warranties. Each Borrower represents and warrants to Lender as follows:

(a)     Each Borrower has the corporate, limited liability Borrower or limited partnership power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, and documents to which it is a party and the transactions contemplated hereby and thereby;

(b)     No consent of any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by any Borrower, or the validity or enforceability against any Borrower, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party;

(c)     This Amendment has been duly executed and delivered on behalf of each Borrower, by its duly authorized officer, and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

(d)     No Default or Event of Default has occurred and is continuing on the date hereof;

(e)     No amendments or modifications to the terms of the documents governing the Permitted Sale-Leaseback Transaction have been made that (i) are not in writing between the parties to such documents, and (ii) have not been subject of written documentation, copies of which have been delivered to Lender;

(f)     All of the representations and warranties contained in the Loan Agreement continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof (other than any representation or warranty that specifically relates to an earlier date in which case such representation or warranty shall be materially true and correct as of such date); and

(g)     The execution and delivery of this Amendment, the consummation of the transactions herein contemplated, and compliance with the provisions hereof (i) will not contravene the terms of any Borrower’s by-laws or certificate of incorporation/operating agreement or certificate of formation or limited partnership agreement, as applicable, or other applicable documents relating to any Borrower’s formation or to the conduct of any Borrower’s business or of any material agreement or undertaking to which any Borrower is a party or by which any Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (iii) will not require the consent of any Governmental Authority or any other Person and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Liens upon any asset of any Borrower under the provisions of any agreement, charter document, instrument, by-law, operating agreement or other instrument to which any Borrower is a party or by which it or its property is a party or by which it may be bound.

Section Five. General Provisions.

(a)     Except as herein expressly amended, each of the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)     The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment

(c)     Effective on the date hereof, each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower or such Guarantor ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Loan Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(d)     As to each and every Claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(e)     Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(f)     Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Loan Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Loan Agreement or the other Loan Documents. If any Borrower, any Guarantor, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

(g)     The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. Except for the amendments to the Loan Agreement expressly set forth herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. To the extent that any terms or provisions of this Amendment conflict with those of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(h)     Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(i)     To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(j)     This Amendment is a Loan Document.

(k)     This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(l)     This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(m)     Each Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent and Lender, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to Agent, on behalf and for the benefit of Lender as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

(n)     Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

(o)     This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

(p)     THIS AMENDMENT, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

(q)     The provisions in Section 6 of the Loan Agreement regarding release and indemnities, Section 10.1 of the Loan Agreement regarding notices and Section 10.16 of the Loan Agreement regarding consents to and waivers regarding jurisdiction and venue are hereby specifically incorporated by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Lender:

SIENA LENDING GROUP LLC,
as servicer for affiliated assignee Siena Funding LLC

By:	/s/ Jorge Chiluisa
Jorge Chiluisa
Authorized Signatory

By:	/s/ Steve Sanicola
Steve Sanicola
Authorized Signatory

Borrowers:

SYPRIS SOLUTIONS, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: President & CEO

SYPRIS DATA SYSTEMS, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board

SYPRIS DATA SYSTEMS, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board

SYPRIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES NORTHERN, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES SOUTHERN, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES KENTON, INC.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES MARION, LLC

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: Chairman of the Board and President

Guarantors:

SYPRIS TECHNOLOGIES TOLUCA, S.A. DE C.V.

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: President

SYPRIS TECHNOLOGIES MÉXICO, S. DE R.L. DE C.V

By:	/s/ Jeffrey T. Gill
Name: Jeffrey T. Gill
Its: President